UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, Constant Contact, Inc. (the “Company”) entered into a retention agreement (the “Retention Agreement”) with John J. Walsh, Jr., the Company’s Senior Vice President, Engineering and Operations, following approval of the Retention Agreement by the Compensation Committee of the Company’s Board of Directors. Under the terms of the Retention Agreement, in exchange for Mr. Walsh’s performance of additional duties and responsibilities related to the Company’s search for and hiring (or designation) of a new, full-time Senior Vice President, Products, or a person in a substantially equivalent role, Mr. Walsh will receive a retention bonus of $150,000 (the “Retention Bonus”) on the date (the “Payment Date”) that is three months after the date on which a new, full-time Senior Vice President, Products, or a person in a substantially equivalent role, commences employment with the Company in such position, or Mr. Walsh is designated to serve in that position, provided that if a full-time Senior Vice President, Products, or a person in a substantially equivalent role, has not commenced employment with the Company before March 29, 2013, the “Payment Date” will be March 29, 2013, in each case subject to Mr. Walsh’s continuous employment with the Company through the date on which the Retention Bonus becomes payable, except as described below.

If Mr. Walsh’s employment with the Company is terminated by the Company, other than for “Cause,” or (in accordance with the requirements of Mr. Walsh’s existing severance agreement with the Company dated December 3, 2010 (the “Severance Agreement”)) Mr. Walsh terminates his employment with the Company for a “Good Reason” (excluding any Good Reason based solely on any actual or alleged material diminution in his authorities, duties or responsibilities) prior to the Payment Date, Mr. Walsh will receive the full Retention Bonus in his final paycheck (subject to any delay required by complying with the requirement to provide a release of claims or under applicable tax laws). If Mr. Walsh’s employment is terminated by the Company for “Cause” or by Mr. Walsh for any reason (other than a Good Reason, as described in the preceding sentence) prior to the Payment Date, Mr. Walsh will not receive any portion of the Retention Bonus. The Retention Agreement provides that “Cause” and “Good Reason” as used above have the same meanings as provided in the Severance Agreement.

Under the Retention Agreement, if Mr. Walsh is not offered the position as the Company’s Senior Vice President, Products, or a substantially equivalent role, and on or after the Payment Date and on or prior to June 30, 2013, Mr. Walsh terminates his employment with the Company for any reason or the Company terminates his employment with the Company other than for Cause, then Mr. Walsh’s right to exercise stock options of the Company that are vested as of the effective date of the termination of his employment will terminate six months after the effective date of such termination, but not beyond the original term of such option.

The foregoing summary of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: March 12, 2012	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, dated as of March 7, 2012, between the Company and John J. Walsh, Jr.